Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S–8 of our report dated March 30, 2011, relating to the consolidated financial statements of World Heart Corporation as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, which appear in the Annual Report on Form 10–K for the year ended December 31, 2010.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

July 7, 2011